EXHIBIT 31.01

CERTIFICATIONS

I, John K. Kibarian, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of PDF Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John K. Kibarian
John K. Kibarian
President and Chief Executive Officer
(principal executive officer)
June 9, 2020